Exhibit 99.1

Luminex Announces Preliminary Revenue for the Fourth Quarter and Full Year 2017; Company to Present at 36th Annual J.P. Morgan Healthcare Conference

AUSTIN, Texas, January 7, 2018 /PRNewswire/ -- Luminex Corporation (Nasdaq: LMNX) today announced that it expects its revenues in the fourth quarter of 2017 to be approximately $78 million and to exceed $306 million for the full- year ended 2017. These expected results reflect increases of 8% and 13% compared to the respective periods in 2016.

Select fourth quarter highlights include:

•	Total MDx revenue of approximately $44 million, grew 12% over the fourth quarter of 2016

◦	The MDx sample to answer portfolio generated $13 million in the quarter, a 33% increase over the fourth quarter of 2016

◦	85 VERIGENE® and ARIES® sample to answer molecular systems placed under contract, up over 30% from the third quarter of 2017

•	Total Licensed Technologies Group revenue of over $33 million, grew 4% over the fourth quarter of 2016

Fourth Quarter and Full Year 2017 Earnings Release Scheduled for February 12, 2018
The company plans to report results for the fourth quarter and full year ended December 31, 2017 and announce 2018 revenue guidance on Monday, February 12, 2018. Management will hold a conference call to discuss the operating highlights and financial results on that date, at 4:30 p.m. Eastern time.

Luminex to Present at 36th Annual J.P. Morgan Healthcare Conference on January 11, 2018
Luminex President and CEO, Homi Shamir, will present at the 36th Annual J.P. Morgan Healthcare Conference to be held at The Westin St. Francis hotel in San Francisco, CA on Thursday, January 11 at 10:00 a.m. Pacific time.

The corporate presentation will be filed with the Securities and Exchange Commission and will be webcast live and may be accessed at Luminex Corporation's website at http://www.luminexcorp.com. Simply log on to the web at the address above, go to the Company section and access the Investor Relations link. Please go to the website at least 15 minutes prior to the event to register, download and install any necessary audio/video software. If you are unable to participate during the live webcast, the presentation will be archived for six months on the website using the 'replay' link.

Use of Forward Looking Statements
Statements made in this release that express Luminex’s or management’s intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements. Forward-looking statements in this release include statements regarding expected results. The words "believe," "expect," "intend," "estimate," "anticipate," "will," "could," "should" and similar expressions are intended to further identify such forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. It is important to note that the Company’s actual results or performance could differ materially from those anticipated or projected in such forward-looking statements. Factors that could cause Luminex’s actual results or performance to differ materially include risks and uncertainties relating to the final close and revenue recognition accounting process and other internal control mechanisms designed to tie out accounting estimates to final reported results. The forward-looking statements, , contained herein represent the judgment of Luminex as of the date of this press release, and Luminex expressly disclaims any intent, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in Luminex’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

About Luminex Corporation
At Luminex, our mission is to empower labs to obtain reliable, timely, and actionable answers, ultimately advancing health. We offer a wide range of solutions applicable in diverse markets including clinical diagnostics, pharmaceutical drug discovery, biomedical research, genomic and proteomic research, biodefense research, and food safety. We accelerate reliable answers while simplifying complexity and deliver certainty with a seamless experience. To learn more about Luminex, please visit us at luminexcorp.com.

Contacts
Luminex Investor Contacts
Harriss Currie
Sr. Vice President of Finance and CFO
512.219.8020
hcurrie@luminexcorp.com

Matthew Scalo
Sr. Director, Investor Relations
512.219.8020
mscalo@luminexcorp.com